EXHIBIT 23.2

Deloitte & Touche LLP
Two Prudential Plaza
180 North Stetson Avenue
Chicago, Illinois  60601-6779

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Telephone    (312) 946-3000
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INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-66089, 333-54934, and 333-33096  of Wells Fargo Financial, Inc. on Form S-3 of our report dated January 18, 1999, appearing in the Annual Report on Form 10-K of Wells Fargo Financial, Inc. for the year ended December 31, 2000.

\s\       Deloitte & Touche LLP

March 15, 2001
Chicago, Illinois